                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): August 17, 2004
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                            FALCONSTOR SOFTWARE, INC.
             (Exact name of registrant as specified in its charter)

    Delaware                          0-23970                 77-0216135
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(State or other jurisdiction        (Commission             (IRS Employer
of incorporation)                   File Number)            Identification No.)

                2 Huntington Quadrangle, Melville, New York 11747
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                     Address of principal executive offices

        Registrant's telephone number, including area code: 631-777-5188
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         (Former name or former address, if changed since last report.)

Item 5.   Other Events and Regulation FD Disclosure

     On August 17, 2004,  the Company  entered into a settlement of  outstanding patent litigation with Crossroads Systems, Inc. ("Crossroads").  Pursuant to the
terms of the  Settlement  Agreement  between  the Company  and  Crossroads,  the
Company  will make a one-time  payment of $1.3  million and grant to  Crossroads licenses to certain  Company  technology in exchange for a worldwide,  perpetual license to the  technology  underlying  the  Crossroads  patents at issue in the litigation.  The payment and the licenses are  contingent on the approval by the
Court of an order  dismissing the claims of the Company and  Crossroads  against each  other  and  the  filing  by  Crossroads  of an  amended  complaint  in its underlying action against Dot Hill Systems Corporation removing certain products that contain Company technology from the action.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

(c)      Exhibits

         Exhibit Number      Description
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         99.1                Press release of the Company dated August 18, 2004.

                                    SIGNATURE

     Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the
Registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

                                        FALCONSTOR SOFTWARE, INC.

Dated: August 18, 2004                  By:  /s/ James Weber
                                             -----------------------------------
                                        Name:   James Weber
                                        Title:  Chief Financial Officer and Vice
                                                President

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